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                              AUSPEX SYSTEMS, INC.
                         EMPLOYEE STOCK OPTION AGREEMENT
                            DATED AS OF JULY 3, 2000

1.      NOTICE OF STOCK OPTION GRANT

        Paul Loucas
        --------------------------------------------
        Optionee

        You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of this Option Agreement, as follows:




        Date of Grant                       July 3, 2000
                                            ------------------------------------

        Vesting Commencement Date           June 1, 2000
                                            ------------------------------------

        Exercise Price Per Share            4.9375
                                            ------------------------------------

        Total Number of Shares Granted      200,000
                                            ------------------------------------

        Total Exercise Price                $987,500
                                            ------------------------------------

        Term/Expiration Date                July 3, 2010
                                            ------------------------------------

        Vesting Schedule:

        This Option may be exercised, in whole or in part, in accordance with the following schedule:

        The Option shall vest and become exercisable as to 1/24th of the Shares subject to the Option at the end of each of the 12 one-month periods immediately following the Vesting Commencement Date, and as to 1/2 of the Shares subject to the Option on the two-year anniversary of the Vesting Commencement Date, provided that Optionee's status as an employee of the Company has not terminated prior to any such date.

        Notwithstanding the foregoing, this Option shall vest and become fully exercisable upon a Change of Control.

        For purposes of this Agreement, the term "Change of Control" shall mean the occurrence of any of the following events: (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of


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the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; (ii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets.

        Notwithstanding the above, in the event it is determined by the Company's independent public accountants that the acceleration of vesting of Shares subject to the Option upon a merger pursuant to this Section would preclude accounting for such merger as a pooling of interests, and the Board of Directors desires to approve such merger which requires as a condition to the closing of such transaction that it be accounted for as a pooling of interests, then any such option acceleration shall be null and void, but only if the absence of such option acceleration would preserve the pooling treatment.

        Termination Period:

        This Option may be exercised for 30 days after termination of Optionee's status as an employee of the Company, or such longer period as may be applicable upon death or Disability of Optionee as provided below, but in no event later than the Term/Expiration Date as provided above.

        AGREEMENT

        1. Grant of Option. Auspex Systems, Inc., a Delaware corporation (the "COMPANY"), hereby grants to the Optionee named in the Notice of Grant (the "OPTIONEE"), an option (the "OPTION") to purchase a total number of shares of Common Stock (the "SHARES") set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "EXERCISE PRICE").

        2. Exercise of Option. This Option shall be exercisable during its term in accordance with the Exercise Schedule set out in the Notice of Grant and as follows:

            (i) Right to Exercise.

                (a) This Option may not be exercised for a fraction of a share.

                (b) In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by Sections 6, 7 and 8 below, subject to the limitation contained in subsection 2(i)(c).


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                (c) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Grant.

            (ii) Method of Exercise. This Option shall be exercisable by written notice (in the form attached as EXHIBIT A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

            No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

        3. Registration of Shares. The Company shall register the shares issuable upon exercise of this Option on a Form S-8 Registration Statement within ninety (90) days after the grant of this Option.

        4. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

            (i) cash; or

            (ii) check; or

            (iii) surrender of other shares of Common Stock of the Company which
(A) in the case of Shares acquired pursuant to the exercise of a Company option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a fair market value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised; or

            (iv) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

        5. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the


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Company may require Optionee to make any representation and warranty to the
Company as may be required by any applicable law or regulation.

        6. Termination of Relationship. In the event of termination of Optionee's continuous status as an employee of the Company, Optionee may, to the extent otherwise so entitled at the date of such termination (the "TERMINATION DATE"), exercise this Option during the Termination Period set out in the Notice of Grant. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

        7. Disability of Optionee. Notwithstanding the provisions of Section 6 above, in the event of termination of Optionee's continuous status as an employee of the Company as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within six (6) months from the date of termination of employment (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), exercise the Option to the extent otherwise so entitled at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

        8. Death of Optionee. In the event of termination of Optionee's continuous status as an employee of the Company as a result of the death of Optionee, the Option may be exercised at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), by Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by Optionee's legal representative on behalf of Optionee, but only to the extent the Optionee could exercise the Option at the date of death.

        9. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him or by Optionee's legal representative on behalf of Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

        10. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Option.

        11. Taxation Upon Exercise of Option. Optionee understands that, upon exercising a nonstatutory Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Shares over the exercise price. However, the timing of this income recognition may be deferred for up to six months if Optionee is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If the Optionee is an employee, the Company will be required to withhold from Optionee's compensation, or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this


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compensation income. Additionally, the Optionee may at some point be required to satisfy tax withholding obligations with respect to the disqualifying disposition of an Incentive Stock Option. The Optionee shall satisfy his or her tax withholding obligation arising upon the exercise of this Option out of Optionee's compensation or by payment to the Company.

        12. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal and California tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

            (i) Exercise of Nonstatutory Stock Option. There may be a regular federal income tax liability and California income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

            (ii) Disposition of Shares. In the case of an Nonstatutory Stock Option, if Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal and California income tax purposes.

        13. Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

            (i) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by this Option, as well as the Exercise Price, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to this Option.

            (ii) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Company shall notify Optionee as soon as practicable prior to the effective date of such proposed transaction. Optionee shall have the right to exercise this Option until fifteen (15) days prior to such transaction as to all of the Shares covered hereby, including Shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, this Option will terminate immediately prior to the consummation of such proposed action.


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                                   AUSPEX SYSTEMS, INC.
                                   a Delaware corporation

                                   By: /s/ Dennis Dunnigan
                                       -----------------------------------------

                                   Title: Chief Operating Officer
                                          --------------------------------------



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        OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO
THE OPTION HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT CONFERS UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF STATUS AS AN EMPLOYEE OF THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS RIGHT OR THE COMPANY'S RIGHT TO TERMINATE HIS STATUS AS AN EMPLOYEE.

        Optionee hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed this Option in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company upon any questions arising under this Option.



Dated: December 28, 2000                      /s/ Paul Loucas
       -----------------------------------    ----------------------------------
                                              Optionee


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                                    EXHIBIT A

                              EMPLOYEE OPTION GRANT

                                 EXERCISE NOTICE

Auspex Systems, Inc.
2300 Central Expressway
Santa Clara, CA     95050
Attention: ______________________

        1. Exercise of Option. Effective as of today, ___________, 20__, the undersigned ("OPTIONEE") hereby elects to exercise Optionee's option to purchase _________ shares of the Common Stock (the "SHARES") of Auspex Systems, Inc. (the "COMPANY") under and pursuant to an employee option grant dated ____________ (the "OPTION AGREEMENT").

        2. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

        3. Rights as Shareholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Option Agreement.

            Optionee shall enjoy rights as a stockholder until such time as Optionee disposes of the Shares. Upon such exercise, Optionee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Optionee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

        4. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

        5. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this


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Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

        6. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Company's Board of Directors or the committee thereof that administers the option grants, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

        7. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

        8. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown on this notice, or to such other address as such party may designate in writing from time to time to the other party.

        9. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

        10. Delivery of Payment. Optionee herewith delivers to the Company the full Exercise Price for the Shares.

        11. Entire Agreement. The Notice of Grant/Option Agreement are incorporated herein by reference. This Agreement, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and is governed by California law except for that body of law pertaining to conflict of laws.

Submitted by:                          Accepted by:

OPTIONEE:                              AUSPEX SYSTEMS, INC.

                                       By:
                                           -------------------------------------
                                       Its:
-------------------------------------      -------------------------------------
(Signature)

Address:

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